Exhibit 10.21

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

AMENDED AND RESTATED RAILCAR USAGE AGREEMENT

THIS AMENDED AND RESTATED RAILCAR USAGE AGREEMENT (“Agreement”) is made on January 15, 2016 (the “Execution Date”) and effective as of November 1, 2015 (the “Effective Date”), by and between Smart Sand, Inc., having an address of 1010 Stony Hill Rd, Ste 175, Yardley, PA 19067 (“Smart Sand”); and Weatherford U.S., L.P., a Louisiana limited partnership (“Borrower”).

BACKGROUND

A. Smart Sand has agreed to sell to Borrower frac sand pursuant to a Master Product Purchase Agreement, dated as of February 3, 2012, as amended effective as of November 1, 2014 and March 1, 2015 (as amended, the “Restated PPA”) (all capitalized terms contained herein that are not defined shall have the meanings ascribed to such terms in the PPA), which frac sand shall be shipped from Smart Sand’s facility via railcar.

B. Smart Sand and Borrower are parties to that certain Railcar Usage Agreement, dated as of November 1, 2014 (the “Original Agreement”).

C. Smart Sand and Borrower desire to amend and restate in its entirety the Original Agreement, as set forth in this Agreement, to provide for the terms under which Smart Sand will lend to Borrower, and Borrower will use, *** railcars during the period ending upon expiration of the Restated PPA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Railcar Usage. Smart Sand and Borrower hereby agree as follows:

A. Borrower may use Smart Sand’s railcars set forth on Schedule A attached hereto, solely for the purpose of shipping frac sand pursuant to the Restated PPA from Smart Sand’s designated sand mining and processing facilities (each, a “Facility” and collectively, the “Facilities”). During the Interim Period, Borrower shall pay to Smart Sand a monthly fee of *** for each railcar set forth on Schedule A attached hereto (i.e. total monthly payment of ***). During the Term, Borrower shall pay to Smart Sand a monthly fee of *** for each railcar set forth on Schedule A attached hereto (i.e. total monthly payment of ***); provided, however, that if the Average Cushing Oklahoma WTI Spot Prices as listed on WWW.EIA.DOE.GOV for the three months preceding any month during the Term (the “Oil Price Average”) ((Month 1 Average + Month 2 Average + Month 3 Average)/3=Oil Price Average) is less than *** per barrel, then the monthly fee for such month shall be reduced from *** to *** (i.e. *** per railcar to *** per railcar). Once delivery has been completed, all borrowed railcars must be promptly returned to the Facility.

B. Borrower shall pay to Smart Sand on the Execution Date the amount of ***, representing the payments due under Section 1.A. above for November 2015.

C. Borrower will preserve in good condition Smart Sand’s railcars and will not alter the structure of such railcars. The railcars shall be used exclusively within the continental United States and/or between Canada and the continental United States. All cross border fees/duty/taxes associated with usage of the railcars to and from Canada shall be borne by the Borrower. The Borrower shall return the borrowed cars empty and clean.

D. During the time while the railcars are borrowed, Borrower assumes the entire responsibility for the railcars and shall be responsible and liable to Smart Sand for any and all damage to or destruction of same, except for damage caused by normal wear and tear. Smart Sand shall not be liable for loss of or damage to the product or any part thereof that may be handled or stored in the borrowed railcars. Borrower assumes responsibility for, and indemnifies and holds Smart Sand harmless from, any such loss or damage or claim therefore, except where such loss or damage is caused solely by Smart Sand’s negligence. Borrower indemnifies and holds Smart Sand harmless from any liability resulting from injuries to persons or damage to property arising out of or in connection with the use of borrowed railcars except to the extent caused by Smart Sand’s negligence.

2. Term. The term of this Agreement shall continue until the termination or expiration of the Restated PPA. Within *** of termination, all borrowed railcars will be returned to the Facility or other location designated by Smart Sand, and all outstanding fees, and, if this Agreement is terminated or expires prior to *** (other than due to a breach by Smart Sand), an amount equal to *** multiplied by the number of railcars set forth on Schedule A (i.e. ***) multiplied by the number of months between the effective date of termination and ***, must be paid to Smart Sand.

3. Relationship of Parties. Smart Sand and Borrower acknowledge and agree that their relationship is that of contracting parties and independent contractors only, and neither is the partner, employee, joint venturer or agent of the other.

4. Governing Law; Interpretation. This Agreement shall be interpreted and construed in accordance with the laws of Delaware and without regard to customary principles of interpretation and construction of legal instruments which construe ambiguities against the party causing an instrument to be drafted. For purposes of this Agreement, the neuter shall include the masculine and feminine, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

5. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

6. Amendment. Other than Schedule A attached hereto, which may be unilaterally amended by Smart Sand in accordance with in Section 1.A., this Agreement may only be amended by a written document executed by Smart Sand and Borrower.

[signature page follows]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement on the day and year first above written.

SMART SAND, INC.

By:	/s/ John Young
Name:	John Young
Title:	Vice President of Sales

WEATHERFORD U.S., L.P.

By:	/s/ Charity R. Kohl
Name:	Charity R. Kohl
Title:	Vice President

Schedule A

Railcars

[see attached]

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